NorthWestern Corporation d/b/a NorthWestern Energy 3010 W. 69th Street Sioux Falls, SD 57108 www.northwesternenergy.com
NYSE: NWE News Release FOR IMMEDIATE RELEASE	Media Contact: Claudia Rapkoch (866) 622-8081 claudia.rapkoch@northwestern.com Investor Relations Contact: Dan Rausch (605) 978-2902 daniel.rausch@northwestern.com

NORTHWESTERN REPORTS THIRD QUARTER 2009 FINANCIAL RESULTS

Reports Increase in Net Income Due to Income Tax Benefit
Reductions in Income Tax and Operating Expenses Offset Gross Margin Declines
Increases 2009 GAAP Earnings Guidance

SIOUX FALLS, S.D. -- Oct. 28, 2009 -- NorthWestern Corporation d/b/a NorthWestern Energy (NYSE: NWE) reported financial results for the quarter ended Sept. 30, 2009.

Highlights for the quarter include:

●	Net income increased to $18.9 million in the third quarter of 2009 compared with $13.4 million in the third quarter of 2008, led by a $12.4 million tax benefit from the repairs expense deduction;

o	Obtained Internal Revenue Service (IRS) approval of a tax accounting method to deduct repairs that would have previously been capitalized;

●	Operating income for the third quarter of 2009 declined approximately $8.4 million from the same period in 2008;

o	Gross margin for the third quarter of 2009 declined approximately $14 million from the same period in 2008;

o	Third quarter 2009 operating, general, and administrative expenses were $5.5 million less than the third quarter of 2008;

●	Received an upgrade of the Company's senior secured credit ratings by Moody's Investors Service from Baa1 to A3;

●	Priced $55 million of 30-year maturity Montana First Mortgage Bonds at a fixed interest rate of 5.71%;

●	Contributed approximately $76.4 million to qualified pension plans during the first nine months of 2009 and have achieved a year-to-date return of approximately 20%; and

●	Quarterly dividend of 33.5 cents per share declared for shareholders of record on Dec. 15, 2009, payable on Dec. 31, 2009.

"Net income improved in the third quarter 2009 primarily because we received an IRS approval to change a tax accounting method enabling us to immediately expense certain repairs that we had previously capitalized for tax purposes," said Bob Rowe, President and CEO.  "Our gross margin and operating income declined in light of mild weather and a slowing economy but we have improved our cost management, which partially contributed to our reduction in the operating expenses for the quarter."

NorthWestern Reports Third Quarter 2009 Financial Results
Oct. 28, 2009

Financial Results

Consolidated net income was $18.9 million or $.52 per diluted share for the quarter ended Sept. 30, 2009, a 41% increase compared with consolidated net income of $13.4 million or $.35 per diluted share for the quarter ended Sept. 30, 2008.  The increase in net income was primarily due to an income tax adjustment, a reduction in pension expense due to timing, the transfer of our interest in Colstrip Unit 4 (CU4) to rate base, and reductions in other operational expenses. These increases were partially offset by the absence of a mark-to-market gain from prior year, a net reduction in insurance recoveries and settlements received compared with 2008, a reduction in retail electric volumes caused by mild weather and the slower economy, and an increase in interest expense.  For a reconciliation of the primary drivers for the quarter, see the table below.

Consolidated net income for the nine months ended Sept. 30, 2009 was $47.8 million, an increase of $1.5 million over $46.3 million in 2008.  The increase in net income was primarily due to an income tax adjustment, the transfer of CU4 to rate base, and a reduction in the timing of pension expense.  These increases were partially offset by a reduction in retail electric and natural gas volumes caused by mild weather, an increase in labor costs, the absence of a mark-to-market gain related to a forward contract in place in 2008, an increase in insurance reserves, a decrease in wholesale revenues related to a reduction in electric pricing in South Dakota, a decrease in transmission capacity revenues, a net reduction in insurance recoveries and settlements received compared with 2008 and an increase of post retirement health care costs.

NorthWestern Reports Third Quarter 2009 Financial Results
Oct. 28, 2009

The following tables reconcile the primary changes in 2009 results from 2008:

	Third Quarter			Year-to-Date Third Quarter
	Pretax	Net Income 1	EPS	Pretax	Net Income 1	EPS
($millions, except EPS)
2008 reported	$ 20.9	$ 13.4	$ 0.35	$ 73.1	$ 46.3	$ 1.19

Lower average share counts	-	-	0.02	-	-	0.09
Tax accounting change	-	12.4	0.34	-	12.4	0.34
Pension expense (timing)	8.9	5.5	0.15	3.8	2.3	0.06
Colstrip Unit 4 in rate base	3.7	2.3	0.06	14.1	8.7	0.24
Bad debt expense	1.0	0.6	0.02	0.3	0.2	0.01
Legal and professional fees	0.8	0.5	0.01	2.5	1.5	0.04
Stock based compensation and short-term incentive	0.8	0.5	0.01	2.2	1.4	0.04
Insurance reserves	-	-	-	(3.7)	(2.3)	(0.06)
QF supply costs	-	-	-	(1.1)	(0.7)	(0.02)
Loss on capacity contract	(0.3)	(0.2)	(0.01)	(1.5)	(0.9)	(0.03)
Colstrip Unit 4 operating expense (outage related)	(0.5)	(0.3)	(0.01)	(2.4)	(1.5)	(0.04)
Wholesale electric prices and volumes	(0.7)	(0.4)	(0.01)	(3.5)	(2.2)	(0.06)
Post retirement health care	(0.7)	(0.4)	(0.01)	(2.1)	(1.3)	(0.04)
MT property tax tracker	(0.8)	(0.5)	(0.01)	(2.9)	(1.8)	(0.05)
Labor increases	(1.0)	(0.6)	(0.02)	(4.2)	(2.6)	(0.07)
Regulated electric transmission	(1.7)	(1.0)	(0.03)	(3.3)	(2.0)	(0.06)
Retail electric and natural gas volumes	(2.6)	(1.6)	(0.04)	(4.8)	(3.0)	(0.08)
Insurance recoveries & settlements	(6.3)	(3.9)	(0.11)	(1.7)	(1.0)	(0.03)
2008 unrealized gain on forward contract	(10.2)	(6.3)	(0.17)	(3.8)	(2.3)	(0.06)
All other, net	(1.2)	(1.0)	(0.02)	(5.3)	(3.5)	(0.09)

Subtotal			$ 0.17			$ 0.13

2009 reported	$ 10.1	$ 18.9	$ 0.52	$ 55.7	$ 47.8	$ 1.32

(1) Net Income calculation on reconciling items assumes normal effective tax rate of 38.5%.
For more information see northwesternenergy.com/documents/investor/Q309.pdf

Consolidated gross margin for the third quarter of 2009 was $127.7 million compared with $141.7 million for the third quarter of 2008.  The decrease in gross margin was primarily due to the absence of a third quarter 2008 gain on forward contracts of approximately $10.2 million, mild weather affecting margins by approximately $2.6 million and reduced transmission revenues of approximately $1.7 million.  Offsetting the decrease to gross margin was the effect of approximately $3.7 million in rates related to placing CU4 into rate base in 2009.

Consolidated gross margin for the nine months ended Sept. 30, 2009 was $419.5 million, a decrease of $6.3 million over the first nine months of 2008 due primarily to the absence of the mark-to-market gain on the forward contracts, reduced electric and natural gas volumes caused by mild weather, and reduced transmission capacity revenues due to less demand to transmit energy for others across our transmission lines, offset by placing CU4 into rate base in 2009.

Consolidated operating, general and administrative expenses were $57.9 million for the third quarter of 2009 compared with $63.4 million for the third quarter of 2008.  The decrease was due primarily to a reduction in pension expenses of approximately $8.9 million compared with the third quarter of 2008.  This was offset by a net decrease in insurance recoveries and settlements, increased labor costs due primarily to compensation increases, and higher postretirement health care costs due to changes in actuarial assumptions and plan asset losses.

NorthWestern Reports Third Quarter 2009 Financial Results
Oct. 28, 2009

Consolidated operating, general and administrative expenses were $184.2 million for the nine months ended Sept. 30, 2009 as compared with $177.3 million in same period of 2008.  The increase was due primarily to an increase in labor costs, an increase for insurance reserves, a reduction in insurance recoveries and settlements, and higher postretirement health care costs, offset in part by a reduction in pension expenses.

Property and other taxes were $20.8 million in the third quarter of 2009 compared with $21.7 million in the same period of 2008.    For the nine months ended Sept. 30, 2009, property and other taxes were $63.4 million compared with $65.9 million in the same period of 2008.  The decreases were due to lower assessed property valuations.

Depreciation expense was $22.0 million in the third quarter of 2009 compared with $21.3 million in the same period of 2008.  For the nine months ended Sept. 30, 2009, depreciation expense was $67.0 million compared with $63.6 million in the same period of 2008.  The increases were due to plant additions.

Interest expense was $17.3 million for the third quarter of 2009 compared with $15.6 million for the third quarter of 2008, primarily related to the additional debt outstanding.  For the nine months ended Sept. 30, 2009, interest expense was $50.4 million compared with $47.5 million in the same period of 2008.

Results from Operations

Electric gross margin for the third quarter of 2009 was $106.1 million, down $12.9 million for the same period in 2008, after considering the transfer of CU4 from the unregulated electric segment to the regulated electric segment.  The decline in net electric gross margin is primarily due to the absence of a third quarter 2008 $10.2 million gain on forward contracts and by a decrease in South Dakota wholesale margin due to lower sales at lower average prices, decreased retail volumes due to cooler summer weather and lower usage per customer, lower transmission capacity revenues with less demand to transmit energy for others across our lines, and higher QF related supply costs based on actual QF pricing and output.  This decline in electric margin was offset in part by the transfer of Colstrip Unit 4 to the regulated utility.

Regulated retail electric volumes for the third quarter of 2009 totaled 2,487,000 megawatt hours compared with 2,626,000 megawatt hours for the third quarter of 2008.  The decrease was due primarily to cooler summer weather than the same period in 2008.  Wholesale electric volumes were 190,000 megawatt hours for the third quarter 2009, an increase from 71,000 megawatt hours for the same period of 2008, due to transferring CU4 to the regulated utility.

Regulated electric gross margin for the nine months ended Sept. 30, 2009 decreased $1.5 million as compared with the same period in 2008, after considering the transfer of CU4 from unregulated electric segment to the regulated electric segment.  The decrease is due primarily to the same reasons discussed above for the quarter ended Sept. 30, 2009.

Regulated retail electric volumes for the nine months ended Sept. 30, 2009 totaled 7,448,000 megawatt hours, a decrease of 2.4% as compared with the same period in 2008.  Regulated wholesale electric volumes for the first nine months in 2009 were 587,000 megawatt hours, an increase from 202,000 megawatt hours in the same period in 2008, due primarily to

NorthWestern Reports Third Quarter 2009 Financial Results
Oct. 28, 2009

transferring CU4 to the regulated utility.

Regulated natural gas gross margin was $21.9 million for the third quarter of 2009 compared with $22.8 million for the third quarter in 2008.  The decrease was primarily due to lower average usage per customer.

Regulated retail natural gas volumes were 2,163,000 dekatherms for the third quarter of 2009, compared with 2,344,000 dekatherms for the same period in 2008.  The decrease in volumes was primarily due to milder weather in the Montana service territory, the weaker economy and efficiency measures.

Regulated natural gas gross margin for the first nine months of 2009 was $100.2 million compared with $103.8 million for the same period in 2008.  The decrease was primarily due to decreased volumes due to milder weather in Montana and Nebraska.

Regulated retail natural gas volumes were 21,450,000 dekatherms for the first nine months of 2009 compared with 22,571,000 dekatherms for the same period in 2008.

Liquidity and Capital Resources

As of Sept. 30, 2009, our total net liquidity was approximately $226.9 million, including $6.0 million of cash and 220.9 million of revolving credit facility availability.  In addition, Moody's upgraded our senior secured credit rating on August 3, 2009, from Baa1 to A3.

Cash provided by operating activities totaled $129.3 million during the first nine months of 2009, compared with $176.7 million during the nine months ended Sept. 30, 2008.  This decrease in operating cash flows is primarily related to pension funding of $76.4 million, which was an increase of approximately $54.5 million as compared with the nine months ended Sept. 30, 2008, and a $10.8 million prepayment of a power purchase agreement, offset by lower commodity prices reflected in the change in accounts receivable and accounts payable, as well as decreased cash outflows for natural gas storage injections.

The Company used $115.5 million for investment activities during the nine months ended Sept. 30, 2009 compared with $80.9 million for the nine months ended Sept. 30, 2008.  The increase was due to increased property, plant and equipment additions.

Cash used in financing activities totaled approximately $19.1 million during the nine months ended Sept. 30, 2009 as compared with $100.0 million during the nine months ended Sept. 30, 2008.  During the nine months ended Sept. 30, 2009, the Company received net proceeds from the issuance of debt of $249.8 million, made net debt repayments of $221.8 million, paid deferred financing costs of $10.4 million and paid dividends on common stock of $36.1 million.  During the nine months ended Sept. 30, 2008, the Company had net borrowings of $18.0 million, paid dividends on common stock of $38.0 million and used cash to repurchase shares under a previously approved plan of approximately $77.7 million.

Growth Projects Update

Mill Creek Generation Station:

●	Construction began in June 2009;

NorthWestern Reports Third Quarter 2009 Financial Results
Oct. 28, 2009

●	An official ground breaking event occurred on August 27, 2009;
●	The Company has capitalized approximately $40.5 million in construction work in process related to this project;
●	The total capital cost of the project is expected to be approximately $202 million, upon completion; and
●	The plant is scheduled to be operational by December 31, 2010.

Colstrip Transmission System Upgrade:

●	The Company and the Colstrip Transmission System owners are conducting a technical study to determine the range of improvements and expect it to be completed by the end of 2009;
●	The Company anticipates the Partner Participation Agreement to be completed in early 2010;
●	The Company's capital cost of the project is estimated to be approximately $41 million, if all partners to the Colstrip Transmission System participate in the upgrade;
●	The commencement of the construction is expected in the Summer of 2011; and
●	The upgrades to the system are expected to be completed by the end of the third quarter of 2012.

Renewable Collector System in Montana:

●	The Company is planning to conduct a second open season process in the first half of 2010;
●	The Joint System Impact/Facility Study is expected to be completed by the end of the first half of 2010;
●	The Company's assumed capital on the project is approximately $220 million; and
●	The lines are scheduled to be operational by the second quarter of 2014.

Mountain States Transmission Intertie (MSTI):

●	Public meetings educating communities and land owners are planned throughout the fourth quarter of 2009 and will continue into 2010;
●	The Company is planning to conduct a second open season process by the end of the first half of 2010;
●	The draft Environmental Impact Study, which will include the Rate Impact Study, is planned to be released by the agencies by the end of the first quarter of 2010;
●	The Company has submitted Part I of the Department of Energy loan application for consideration under the Federal Loan Guarantees for Electric Power Transmission Infrastructure Investment Projects;
●	As of Sept. 30, 2009, the Company has capitalized approximately $9.6 million for preliminary survey, siting, permitting, environmental and engineering costs;
●	The Company estimates capitalizing approximately $2 million more in costs by the end of 2009; and expects the total cost of the project will be approximately $1 billion;
●	MSTI is expected to be placed in service by the first quarter of 2015.

Dividend

NorthWestern's Board of Directors declared a quarterly common stock dividend of 33.5 cents per share, payable on Dec. 31, 2009, to common shareholders of record as of Dec. 15, 2009.

NorthWestern Reports Third Quarter 2009 Financial Results
Oct. 28, 2009

2009 Earnings Revised and Fourth Quarter Outlook

The current weak economic conditions have resulted, and we believe will likely continue to result in weaker customer demand.  While customer counts increased, retail residential and commercial electric volumes were down 3% and industrial volumes were down 9% for the third quarter of 2009 as compared with the same quarter of 2008.  This volume reduction, while due in part to energy efficiency measures and milder weather, is also largely due to weak economic conditions, particularly for commercial and industrial customers.  Our margins are minimally impacted by changes in industrial demand due to our rate structure.

We expect to continue to experience relatively flat residential demand as well as reduced commercial and industrial demand during the remainder of 2009. The weak economy also contributed to a 13% decrease in transmission capacity revenues, which we expect to continue through the end of 2009.  In addition, we expect the effective tax rate for the year ended Dec. 31, 2009 to be approximately 20.0%, primarily due to the repair expense deduction, discussed above.

NorthWestern's estimate for earnings per share in 2009 had been in the range of

$1.75 - $1.85 per fully diluted share.  Due primarily to the IRS approval of a tax accounting method change to deduct repairs that would have previously been capitalized, we are revising the estimate for earnings per share in 2009 to be in the range of $1.95 - $2.05. The guidance assumptions for 2009 include:

●	Our year to date results through September 30, 2009;

●	An effective tax rate for the full year 2009 to be approximately 20% and about 30% for the fourth quarter of 2009;

●	Wholesale electric pricing in South Dakota continues at the current levels;

●	The lower transmission capacity demand continues;

●	We expect to continue to experience relatively flat residential demand as well as reduced commercial and industrial demand during the remainder of 2009;

●	No further insurance recoveries for 2009;

●	Fully diluted average shares outstanding of 36.3 million; and

●	Normal weather in the Company's electric and natural gas service territories for the fourth quarter of 2009.

Company Hosting Investor Conference Call

NorthWestern will host an investor conference call tomorrow (Oct. 29) at 11:00 am Eastern Time (10:00 a.m. Central Time) to review its financial results for the quarter ended Sept. 30, 2009.

The conference call will be webcast live on the Internet at http://www.northwesternenergy.com under the "Investor Information" heading.  To listen, please go to the site at least 10 minutes in advance of the call to register.  An archived webcast will be available shortly after the call.

NorthWestern Reports Third Quarter 2009 Financial Results
Oct. 28, 2009

A telephonic replay of the call will be available beginning at noon ET on Oct. 29, 2009, through Nov. 29, 2009, at 800-475-6701, access code 118865.

About NorthWestern Energy

NorthWestern Energy is one of the largest providers of electricity and natural gas in the Upper Midwest and Northwest, serving approximately 656,000 customers in Montana, South Dakota and Nebraska.  More information on NorthWestern Energy is available on the Company's Web site at www.northwesternenergy.com.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, the information under "2009 Earnings Revised and Fourth Quarter Outlook".  Forward-looking statements often address our expected future business and financial performance, and often contain words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," or "will."  These statements are based upon our current expectations and speak only as of the date hereof.  Our actual future business and financial performance may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including, but not limited to:

●
potential adverse federal, state, or local legislation or regulation or adverse determinations by regulators could have a material adverse effect on our liquidity, results of operations and financial condition;

●
changes in availability of trade credit, usage, commodity prices, fuel supply costs or availability due to higher demand, shortages, weather conditions, transportation problems or other developments, may reduce revenues or may increase operating costs, each of which would adversely affect our liquidity and results of operations;

●
unscheduled generation outages or forced reductions in output, maintenance or repairs, which may reduce revenues and increase operating costs or may require additional capital expenditures or other increased operating costs; and

●	adverse changes in general economic and competitive conditions in the U.S. financial markets and in our service territories.

Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

NorthWestern Reports Third Quarter 2009 Financial Results
Oct. 28, 2009

 NORTHWESTERN CORPORATION
CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2009	December 31, 2008
	(unaudited)
ASSETS
Current Assets	$237,412	$313,417
Property, Plant, and Equipment, Net	1,899,525	1,839,699
Goodwill	355,128	355,128
Regulatory Assets	233,525	233,102
Other Noncurrent Assets	28,888	20,691
Total Assets	$2,754,478	$2,762,037
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Maturities of Long-term Debt and Capital Leases	$7,310	$229,238
Current Liabilities	319,749	359,339
Long-term Capital Leases	35,882	36,798
Long-term Debt	884,280	634,011
Noncurrent Regulatory Liabilities	235,881	222,969
Deferred Income Taxes	149,072	114,707
Other Noncurrent Liabilities	346,670	401,442
Total Liabilities	1,978,844	1,998,504
Total Shareholders' Equity	775,634	763,533
Total Liabilities and Shareholders' Equity	$2,754,478	$2,762,037

NorthWestern Reports Third Quarter 2009 Financial Results
Oct. 28, 2009

NORTHWESTERN CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenues
Electric	$198,416	$207,687	$579,277	$582,687
Gas	34,179	45,603	253,976	297,357
Other	291	18,954	6,249	54,681
Total Revenues	232,886	272,244	839,502	934,725
Operating Expenses
Cost of sales	105,183	130,503	420,033	508,941
Operating, general and administrative	57,893	63,411	184,210	177,348
Property and other taxes	20,866	21,718	63,401	65,898
Depreciation	21,977	21,292	66,959	63,608
Total Operating Expenses	205,919	236,924	734,603	815,795
Operating Income	26,967	35,320	104,899	118,930
Interest Expense	(17,267)	(15,629)	(50,403)	(47,478)
Other Income	403	1,218	1,192	1,640
Income Before Income Taxes	10,103	20,909	55,688	73,092
Income Tax Benefit (Expense)	8,797	(7,530)	(7,877)	(26,759)
Net Income	$18,900	$13,379	$47,811	$46,333
Average Common Shares Outstanding	35,968	38,057	35,947	38,665
Basic Earnings per Average Common Share	$0.53	$0.35	$1.33	$1.20
Diluted Earnings per Average Common Share	$0.52	$0.35	$1.32	$1.19
Dividends Declared per Average Common Share	$0.335	$0.33	$1.01	$0.99

NorthWestern Reports Third Quarter 2009 Financial Results
Oct. 28, 2009

NORTHWESTERN CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Nine Months Ended September 30,
	2009	2008
Operating Activities
Net income	$47,811	$46,333
Non-cash items	95,416	92,607
Changes in operating assets and liabilities	(13,916)	37,809
Cash Provided by Operating Activities	129,311	176,749

Cash Used in Investing Activities	(115,529)	(80,930)

Cash Used In Financing Activities	(19,031)	(100,017)

Net Decrease in Cash and Cash Equivalents	$(5,249)	$(4,198)
Cash and Cash Equivalents, beginning of period	$11,292	$12,773
Cash and Cash Equivalents, end of period	$6,043	$8,575

NorthWestern Reports Third Quarter 2009 Financial Results
Oct. 28, 2009

NORTHWESTERN CORPORATION

REGULATED ELECTRIC SEGMENT

Three months ended Sept. 30, 2009

(Unaudited)

	Results
	2009	2008	Change	% Change
	(in millions)
Retail revenue	$163.3	$191.2	$(27.9)	(14.6)%
Transmission	11.2	12.9	(1.7)	(13.2)
Wholesale	11.1	2.3	8.8	382.6
Regulatory Amortization and Other	13.1	1.6	11.5	718.8
Total Revenues	198.7	208.0	(9.3)	(4.5)
Total Cost of Sales	92.6	113.3	(20.7)	(18.3)
Gross Margin	$106.1	$94.7	$11.4	12.0%

	Revenues		Megawatt Hours (MWH)		Avg. Customer Counts
	2009	2008	2009	2008	2009	2008
	(in thousands)
Retail Electric
Montana	$49,248	$58,008	515	532	267,382	265,258
South Dakota	10,776	11,984	122	130	48,256	47,947
Residential	60,024	69,992	637	662	315,638	313,205
Montana	70,030	80,770	828	853	60,602	59,817
South Dakota	16,539	18,148	230	237	11,792	11,605
Commercial	86,569	98,918	1,058	1,090	72,394	71,422
Industrial	8,079	11,914	717	786	71	71
Other	8,592	10,411	75	88	7,728	7,640
Total Retail Electric	$163,264	$191,235	2,487	2,626	395,831	392,338
Wholesale Electric
Montana	$9,464	$ �	126	�	N/A	N/A
South Dakota	1,636	2,268	64	71	N/A	N/A
Total Wholesale Electric	$11,100	$2,268	190	71	N/A	N/A

	2009 as compared to:
Cooling Degree-Days	2008	Historic Average
Montana	5% colder	10% warmer
South Dakota	30% colder	37% colder

NorthWestern Reports Third Quarter 2009 Financial Results
Oct. 28, 2009

NORTHWESTERN CORPORATION

REGULATED ELECTRIC SEGMENT

Nine months ended Sept. 30, 2009

(Unaudited)

	Results
	2009	2008	Change	% Change
	(in millions)
Retail revenue	$494.8	$538.6	$(43.8)	(8.1)%
Transmission	33.5	36.8	(3.3)	(9.0)
Wholesale	32.8	8.1	24.7	304.9
Regulatory Amortization and Other	19.0	0.1	18.9	18900.0
Total Revenues	580.1	583.6	(3.5)	(0.6)
Total Cost of Sales	258.9	303.5	(44.6)	(14.7)
Gross Margin	$321.2	$280.1	$41.1	14.7%

	Revenues		MWHs		Avg. Customer Counts
	2009	2008	2009	2008	2009	2008
	(in thousands)
Retail Electric
Montana	$162,708	$178,571	1,682	1,699	268,337	265,727
South Dakota	33,818	34,417	402	394	48,211	47,912
Residential	196,526	212,988	2,084	2,093	316,548	313,639
Montana	203,324	220,209	2,373	2,408	60,374	59,471
South Dakota	47,960	49,208	660	658	11,656	11,486
Commercial	251,284	269,417	3,033	3,066	72,030	70,957
Industrial	27,292	35,026	2,183	2,320	72	71
Other	19,743	21,129	148	151	6,070	5,951
Total Retail Electric	$494,845	$538,560	7,448	7,630	394,720	390,618
Wholesale Electric
Montana	$28,355	$–	426	–	N/A	N/A
South Dakota	4,429	8,115	161	202	N/A	N/A
Wholesale Electric	$32,784	$8,115	587	202	N/A	N/A

	2009 as compared to:
Cooling Degree-Days	2008	Historic Average
Montana	6% colder	5% colder
South Dakota	24% colder	37% colder

NorthWestern Reports Third Quarter 2009 Financial Results
Oct. 28, 2009

NORTHWESTERN CORPORATION

REGULATED NATURAL GAS SEGMENT

Three months ended Sept. 30, 2009

(Unaudited)

	Results
	2009	2008	Change	% Change
	(in millions)
Retail revenue	$23.0	$37.5	$(14.5)	(38.7)%
Wholesale and other	11.2	8.1	3.1	38.3
Total Revenues	34.2	45.6	(11.4)	(25.0)
Total Cost of Sales	12.3	22.8	(10.5)	(46.1)
Gross Margin	$21.9	$22.8	$(0.9)	(3.9)%

	Revenues		Dekatherms (Dkt)		Customer Counts
	2009	2008	2009	2008	2009	2008
	(in thousands)
Retail Gas
Montana	$10,259	$16,189	822	941	155,546	154,403
South Dakota	1,698	2,496	124	126	36,353	36,169
Nebraska	1,973	2,922	164	160	36,008	35,960
Residential	13,930	21,607	1,110	1,227	227,907	226,532
Montana	5,987	9,266	527	571	21,780	21,601
South Dakota	1,357	3,156	212	246	5,749	5,684
Nebraska	1,560	3,127	297	278	4,408	4,461
Commercial	8,904	15,549	1,036	1,095	31,937	31,746
Industrial	134	228	12	15	293	301
Other	58	107	5	7	142	140
Total Retail Gas	$23,026	$37,491	2,163	2,344	260,279	258,719

2009 as compared with:
Heating Degree-Days	2008	Historic Average
Montana	34% warmer	35% warmer
South Dakota	10% colder	4% colder
Nebraska	2% colder	6% colder

NorthWestern Reports Third Quarter 2009 Financial Results
Oct. 28, 2009

NORTHWESTERN CORPORATION

REGULATED NATURAL GAS SEGMENT

Nine months ended Sept. 30, 2009

(Unaudited)

	Results
	2009	2008	Change	% Change
	(in millions)
Retail revenue	$217.9	$267.9	$(50.0)	(18.7)%
Wholesale and other	36.4	29.9	6.5	21.7
Total Revenues	254.3	297.8	(43.5)	(14.6)
Total Cost of Sales	154.1	194.0	(39.9)	(20.6)
Gross Margin	$100.2	$103.8	$(3.6)	(3.5)%

	Revenues		Dkt		Customer Counts
	2009	2008	2009	2008	2009	2008
	(in thousands)
Retail Gas
Montana	$86.934	$110,886	8,338	9,033	156,662	155,236
South Dakota	26,132	29,284	2,251	2,322	36,676	36,527
Nebraska	22,432	25,068	1,981	2,091	36,360	36,397
Residential	135,498	165,238	12,570	13,446	229,698	228,160
Montana	44,401	56,202	4,311	4,563	21,945	21,685
South Dakota	19,984	23,333	2,282	2,166	5,810	5,761
Nebraska	16,152	20,384	2,094	2,157	4,496	4,524
Commercial	80,537	99,919	8,687	8,886	32,251	31,970
Industrial	1,149	1,765	114	150	296	304
Other	727	950	79	89	142	140
Total Retail Gas	$217,911	$267,872	21,450	22,571	262,387	260,574

2009 as compared with:
Heating Degree-Days	2008	Historic Average
Montana	8% warmer	5% warmer
South Dakota	Remained flat	5% colder
Nebraska	7% warmer	2% warmer

NorthWestern Reports Third Quarter 2009 Financial Results
Oct. 28, 2009

NORTHWESTERN CORPORATION
SEGMENT INFORMATION
Three Months Ended September 30, 2009
(Unaudited)
(in thousands)

Three Months Ended	Regulated
September 30, 2009	Electric	Gas	Other	Eliminations	Total
Operating revenues	$198,689	$34,205	$291	$(299)	$232,886
Cost of sales	92,592	12,326	265	–	105,183
Gross margin	106,097	21,879	26	(299)	127,703
Operating, general and administrative	40,834	17,701	(343)	(299)	57,893
Property and other taxes	15,351	5,479	36	–	20,866
Depreciation	17,772	4,197	8	–	21,977
Operating income (loss)	32,140	(5,498)	325	–	26,967
Interest expense	(13,056)	(3,243)	(968)	–	(17,267)
Other income	310	67	26	–	403
Income tax benefit	789	5,694	2,314	–	8,797
Net income (loss)	$20,183	$(2,980)	$1,697	$–	$18,900

Three Months Ended	Regulated		Unregulated
September 30, 2008	Electric	Gas	Electric	Other	Eliminations	Total
Operating revenues	$208,020	$45,651	$20,091	$7,889	(9,407)	$272,244
Cost of sales	113,299	22,803	(4,184)	7,611	(9,026)	130,503
Gross margin	94,721	22,848	24,275	278	(381)	141,741
Operating, general and administrative	45,882	20,058	3,563	(5,711)	(381)	63,411
Property and other taxes	15,380	5,543	792	3	–	21,718
Depreciation	15,416	4,041	1,827	8	–	21,292
Operating income (loss)	18,043	(6,794)	18,093	5,978	–	35,320
Interest expense	(9,679)	(3,389)	(2,189)	(372)	–	(15,629)
Other income	306	298	1	613	–	1,218
Income tax (expense) benefit	(3,477)	3,750	(6,303)	(1,500)	–	(7,530)
Net income (loss)	$5,193	$(6,135)	$9,602	$4,719	$–	$13,379

NorthWestern Reports Third Quarter 2009 Financial Results
Oct. 28, 2009

NORTHWESTERN CORPORATION
SEGMENT INFORMATION
Nine Months Ended September 30, 2009
(Unaudited)
(in thousands)

Nine Months Ended	Regulated
September 30, 2009	Electric	Gas	Other	Eliminations	Total
Operating revenues	$580,139	$254,338	$6,248	$(1,223)	$839,502
Cost of sales	258,964	154,105	6,964	–	420,033
Gross margin	321,175	100,233	(716)	(1,223)	419,469
Operating, general and administrative	128,575	58,806	(1,948)	(1,223)	184,210
Property and other taxes	46,433	16,857	111	–	63,401
Depreciation	54,113	12,821	25	–	66,959
Operating income	92,054	11,749	1,096	–	104,899
Interest expense	(37,963)	(9,629)	(2,811)	–	(50,403)
Other income	783	322	87	–	1,192
Income tax (expense) benefit	(12,066)	1,571	2,618	–	(7,877)
Net income	$42,808	$4,013	$990	$–	47,811

Nine Months Ended	Regulated		Unregulated
September 30, 2008	Electric	Gas	Electric	Other	Eliminations	Total
Operating revenues	$583,606	$297,825	$57,064	$24,464	$(28,234)	$934,725
Cost of sales	303,550	193,996	14,472	23,770	(26,847)	508,941
Gross margin	280,056	103,829	42,592	694	(1,387)	425,784
Operating, general and administrative	115,755	53,717	10,459	(1,196)	(1,387)	177,348
Property and other taxes	46,147	17,355	2,386	10	–	65,898
Depreciation	46,203	11,925	5,455	25	–	63,608
Operating income	71,951	20,832	24,292	1,855	–	118,930
Interest expense	(28,138)	(9,874)	(8,358)	(1,108)	–	(47,478)
Other income (expense)	891	857	133	(241)	–	1,640
Income tax expense	(15,810)	(4,413)	(6,457)	(79)	–	(26,759)
Net income	$28,894	$7,402	$9,610	$427	$–	$46,333